UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2016

APIGEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37346	20-1367539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 S. Almaden Blvd., 16th Floor

San Jose, California 95113

(Address of principal executive offices, including zip code)

(408) 343-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On November 10, 2016, Google Inc., a Delaware corporation (“Parent” or “Google”), completed its acquisition of Apigee Corporation, a Delaware corporation (the “Company” or “Apigee”). Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of September 7, 2016 (the “Merger Agreement”), by and among Apigee, Google and Areopagus Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Apigee (the “Merger”), with Apigee continuing as the surviving corporation. As a result of the Merger, Apigee became a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Item 1.02. Termination of a Material Definitive Agreement

On November 10, 2016, in connection with the closing of the Merger, the Company terminated the Amended and Restated Loan and Security Agreement, by and between the Company and Silicon Valley Bank (the “Credit Agreement”). No early termination penalties were incurred by the Company in connection with the termination of the Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 10, 2016, pursuant to the terms of the Merger Agreement, Parent completed the acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation. As a result of the Merger, the Company became a wholly owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (such shares, collectively, the “Shares”) outstanding immediately prior to the Effective Time (including shares resulting from the exercise of the Warrant, but excluding (i) each Share that was owned by Parent, Merger Sub or the Company, including Shares held in the treasury of the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time and (ii) Shares subject to validly exercised appraisal rights) was cancelled and extinguished and automatically converted into the right to receive $17.40 in cash per Share, without interest, less applicable taxes (the “Merger Consideration”).

At the Effective Time, outstanding Company Options were treated as follows: (i) each Company Option with a per Share exercise price that was equal to or exceeded the Merger Consideration was cancelled at the Effective Time for no consideration; (ii) (a) each vested Company Option and (b) each Company Option which is unvested and held by a non-employee member of the Company board of directors or a service provider who was not an active employee of the Company or its Subsidiaries (each a “Vested Company Option”) was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the excess of (1) the Merger Consideration over (2) the per Share exercise price of such Vested Company Option and (y) the total number of Shares issuable upon the exercise in full of such Vested Company Option, less applicable taxes; and (iii) each Company Option that was not a Vested Company Option (an “Unvested Company Option”) was assumed and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the excess of (1) the Merger Consideration over (2) the exercise price per Share of such Unvested Company Option and (y) the total number of Shares issuable upon the exercise in full of such Unvested Company Option, which cash award will otherwise be subject to the same terms and conditions applicable to such Unvested Company Option prior to the Effective Time, including vesting terms.

At the Effective Time, outstanding Restricted Stock Units were treated as follows: (i) each unvested Restricted Stock Unit held by an active employee of the Company or its Subsidiaries immediately prior to the Effective Time was assumed and converted into an Alphabet Stock Unit to acquire Alphabet Class C Capital Stock in respect of that number of shares of Alphabet Class C Capital Stock equal to the product of (1) the number of shares of Company Common Stock underlying such Restricted Stock Unit and (2) the Stock Award Exchange Ratio, and will otherwise be subject to the same terms and conditions applicable to the Restricted Stock Unit, including vesting terms; (ii) each Restricted Stock Unit held by any non-employee member of the Company board of directors or any consultant or independent contractor to the Company or its Subsidiaries which was outstanding immediately prior to the Effective Time was vested and settled in shares of Company Common Stock and each such share of Company Common Stock was then cancelled and extinguished and automatically converted into the right to receive the cash Merger Consideration; and (iii) each Restricted Stock Unit held by an individual who was a former employee of the Company or its Subsidiaries immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the Merger Consideration and (y) the total number of Shares subject to such award of Restricted Stock Units, less applicable taxes.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to Apigee’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 8, 2016, and is incorporated herein by reference.

The Merger Agreement was filed to provide investors with information regarding its terms and is not intended to provide any factual information about Parent, Merger Sub, the Company or any of their respective subsidiaries or affiliates. Such information can be found in the public filings that Parent, Alphabet Inc. or the Company, as applicable, filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and (i) are not intended to be a source of financial, business or operational information about Parent, Merger Sub, the Company or their respective subsidiaries or affiliates and should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contractual standards of “materiality” that are different from the standards of “materiality” under applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Parent, Merger Sub, the Company or their respective subsidiaries or affiliates.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth under the Introductory Note above and under Item 2.01 above is incorporated by reference into this Item 3.01.

In connection with the completion of the Merger, Apigee notified the NASDAQ Global Select Market (“NASDAQ”) on November 10, 2016 that, other than as described in Item 2.01 above, each issued and outstanding share of common stock of Apigee was cancelled and extinguished and automatically converted into the right to receive the Merger Consideration, and requested that trading in Apigee’s common stock be suspended prior to the opening of trading on November 10, 2016. Also, on November 10, 2016, Apigee requested that NASDAQ promptly file with the SEC a notification on Form 25 to effect the delisting of Apigee’s common stock on NASDAQ and the deregistration of Apigee’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of such Form 25, Apigee intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the suspension of Apigee’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note above and under Items 2.01 and 3.01 above is incorporated by reference into this Item 3.03.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each share of Apigee common stock outstanding immediately prior to the Effective Time (including shares resulting from the deemed exercise of the Warrant, but excluding (i) each Share that was owned by Parent, Merger Sub or the Company, including Shares held in the treasury of the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time and (ii) Shares subject to validly exercised appraisal rights) was cancelled, extinguished and automatically converted into the right to receive $17.40 per share in cash, without interest and less any applicable taxes.

Item 5.01. Changes in Control of Registrant.

The information set forth under the Introductory Note above and under Items 2.01 and 5.02 is incorporated by reference into this Item 5.01.

On November 10, 2016, as a result of the Merger, a change in control of Apigee occurred, and Apigee became a wholly owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, the aggregate purchase price paid in connection with the Merger was approximately $625,000,000 (including the value of assumed equity awards). Parent financed the Merger with available cash.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

In connection with the closing of the Merger, each of Chet Kapoor, Bob L. Corey, Neal Dempsey, Promod Haque, William “BJ” Jenkins, Jr., Edmond Mesrobian and Robert Schwartz ceased to be directors of the Company and were replaced by Kenneth Yi as the sole director of the Company.

In connection with the closing of the Merger, all of the officers of the Company immediately prior to the effective time of the Merger ceased to be officers of the Company, including Chet Kapoor, Anant Jhingran, Shankar Ramaswamy, Stacey Giamalis, Tim Wan, Chris Arisian, Eric Cross, Anurag Wadehra, Joe Monzo and Nilesh Patel. Pursuant to the terms of the Merger Agreement, immediately following the Effective Time Kenneth Yi, Robert Andreatta and Christine Flores became the officers of the Company.

The directors and officers of the Company voluntarily resigned and did not resign because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, upon consummation of the Merger on November 10, 2016, the articles of incorporation and bylaws of the Company were each amended and restated in their entirety.

Copies of the amended and restated articles of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On November 10, 2016, Apigee issued a press release announcing the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2016, by and among Apigee Corporation, Google Inc. and Areopagus Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Apigee on September 8, 2016)

3.1	Amended and Restated Certificate of Incorporation of Apigee Corporation

3.2	Amended and Restated Bylaws of Apigee Corporation

99.1	Press Release of Apigee Corporation, dated November 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APIGEE CORPORATION

By:	/s/ Stacey Giamalis
Stacey Giamalis
Chief Counsel

Date: November 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2016, by and among Apigee Corporation, Google Inc. and Areopagus Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Apigee on September 8, 2016)

3.1	Amended and Restated Certificate of Incorporation of Apigee Corporation

3.2	Amended and Restated Bylaws of Apigee Corporation

99.1	Press Release of Apigee Corporation, dated November 10, 2016